UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): March 29, 2018

BOXLIGHT CORPORATION

(Exact name of registrant as specified in charter)

Nevada	8211	46-4116523
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

BOXLIGHT CORPORATION

1045 Progress Circle

Lawrenceville, Georgia 30043

(Address Of Principal Executive Offices) (Zip Code)

678-367-0809

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2018, at a meeting of the Board of Directors of Boxlight Corporation (the “Company”), the Board approved the appointment, subject to acceptance, of Mr. Harold Bevis as an independent director to fill the vacancy on the Board of Directors, and on the Compensation and Nominating and Corporate Governance Committees. The Board determined that Mr. Bevis satisfies the definition of “Independent Director” under Nasdaq Rule 5605(a)(2) and also Rule 10A-3(b)(1) of the Securities and Exchange Act of 1934, as amended.

On March 29, 2018, Mr. Bevis accepted the appointment as a director of the Company. Mr. Bevis has 25 years of business leadership experience, including 15 years as a Chief Executive Officer. He was a business leader at both GE and Emerson Electric. He has led or directed 8 businesses in 6 industries, 148 plants in 22 countries, 12 new business/new plant startups, 11 acquisitions, 24 business/plant expansions, and over 10,000 employees. Mr. Bevis is currently President of OmniMax International, a portfolio of building products businesses, since October 2017. Mr. Bevis earned a BS degree in industrial engineering from Iowa State University and an MBA degree from Columbia Business School. He is a member of the National Association of Corporate Directors and has served on 5 Boards of Directors. Since June 2014, he has served at Commercial Vehicle Group, a NASDAQ listed company, where he serves as a member of the audit and compensation committees.

The Company shall issue Mr. Bevis stock options to purchase up to 25,000 shares of the Company’s common stock. In addition, if Mr. Bevis transitions to Chairman of the Audit Committee at a later date, he shall receive compensation in the amount of $10,000 per year, payable in equal installments of $2,500 per calendar quarter.

There are no family relationships between Mr. Bevis and any of the officers of directors of the Company. Mr. Bevins has not engaged in any related party transactions.

Item 8.01 Other Events

As previously disclosed in our Current Report on Form 8-K filed on March 8, 2018, due to Mr. Robin Richards’ resignation as a member of our Board of Directors, the Company no longer complied with Nasdaq’s independent director requirement in Listing Rule 5605. As a result of Mr. Bevis’ appointment, the Company has regained compliance with Nasdaq Rule 5605(b)(1), which requires the Company to have a majority of independent directors on the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Director Agreement, dated March 29, 2018 by and between the Company and Harold Bevis

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOXLIGHT CORPORATION

By:	/s/ Takesha Brown
Name:	Takesha Brown
Title:	Chief Financial Officer

Dated: March 30, 2018

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